ELEVATE CREDIT ANNOUNCES THIRD QUARTER 2017 RESULTS
Strong quarterly growth and third straight quarter of net income
FORT WORTH, TX - October 30, 2017 - Elevate Credit, Inc. (NYSE: ELVT) (“Elevate” or the “Company”), a leading tech-enabled provider of innovative and responsible online credit solutions for non-prime consumers, today announced results for the third quarter ended September 30, 2017.

“Elevate delivered another strong quarter, with net income, revenue growth of 15% over the previous quarter, stable credit quality and low customer acquisition costs," said Ken Rees, Chief Executive Officer of Elevate.  “Additionally, we think the new small dollar rule recently published by the CFPB is good for consumers and for the business we have built, it brings regulatory clarity, and we expect minimal or no changes to our business.”

Third Quarter 2017 Financial Highlights

•
Nearly 15% sequential quarterly revenue growth: Revenues increased 14.9% from the second quarter of 2017 and are up 16.6% on a 2017 year-to-date basis versus 2016. Revenues for the third quarter of 2017 totaled $172.9 million, which was a 12.3% increase from $153.9 million for the prior-year period.

•	Over 22% year-over-year growth in combined loans receivable-principal: Combined loans receivable - principal, totaled $548.9 million, a 22.4% increase from $448.3 million for the prior-year period.

•
Continued stable credit quality: The ending combined loan loss reserve, as a percentage of combined loans receivable, was 14.9%, lower than the 16.6% reported for the prior-year period due to the improved credit quality and the continued maturation of the loan portfolio. Net charge-offs as a percentage of revenue totaled 46.4%, while total loan loss provision was 55.7% of revenues which was at the high end of our targeted range of 45%-55% due to the strong growth in combined loans receivable - principal experienced during the third quarter of 2017. The Company typically experiences strong loan growth and a corresponding increase in total loan loss provision during the third quarter of every year.

•
Customer acquisition costs below targeted range: The total number of new customer loans for the third quarter of 2017 was approximately 91,000 with an average customer acquisition cost of $222, below our targeted range of $250-$300.

•
Third consecutive quarter of net income: Third quarter 2017 net income totaled $0.6 million, or $0.01 per diluted share, versus a net loss of $16.2 million, or $(1.25) per diluted share, for the third quarter of 2016.

•
YTD Adjusted EBITDA exceeds FY 2016 total: 2017 YTD Adjusted EBITDA totaled $62.5 million, exceeding the $60.4 million in Adjusted EBITDA for fiscal year 2016. Adjusted EBITDA for the third quarter of 2017 totaled $17.7 million versus $3.2 million for the third quarter of 2016. The 2017 YTD Adjusted EBITDA margin was 13.0%.

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1 Adjusted EBITDA, Adjusted EBITDA margin, combined loans receivable - principal, combined loan loss reserve and combined loans receivable are non-GAAP financial measures. These terms are defined elsewhere in this release. Please see the schedules appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

Liquidity and Capital Resources
The Company’s debt-to-equity ratio was approximately 5 to 1 as of September 30, 2017 with $222 million of debt outstanding under its $350 million Rise US Term Note facility and $23 million of debt outstanding under its $48 million UK Term Note facility.

As announced in early May, Elastic SPV, Ltd., which is a third party special purpose vehicle, or "SPV," that purchases loan participations in the Elastic line of credit product originated by Republic Bank & Trust Company (“Republic Bank”), increased its debt facility with Victory Park Capital from $150 million to $250 million, of which $198 million had been utilized as of September 30, 2017. This is the first step in a two-step process to provide additional funding and diversified funding sources. The second step is currently in process and involves adding another third party SPV to allow Republic Bank to sell Elastic loan participations to two different SPV's for funding diversification purposes.

Recent 2017 Business Highlights

•	Elevate surpasses $500 Million in Outstandings. Elevate surpassed $500 million in total combined loans receivable-principal and now serves more than 325,000 existing customers.

•
Elevate customers save more than $2 billion. The Company estimates that its products have saved customers more than $2 billion since 2013 versus what they would have paid for payday loans, and approximately $900 million of these cumulative savings related to the nine months ended September 30, 2017 alone.[1]

•
RISE enters Tennessee with Line of Credit product. Bringing additional responsible loan opportunities to non-prime consumers and expanding its product offering, RISE entered its 17th state, Tennessee, the second state where RISE offers a line of credit product.

•
CFPB small dollar loan rule issued. On October 5, 2017, the CFPB issued their small dollar lending rule. Elevate expects minimal to no changes in its business as a result of the issuance of this rule, applauds the CFPB and fully supports this rule.

Financial Outlook

For the full year 2017, the Company expects total revenue of $670 million to $680 million, net income of $10 million to $15 million and Adjusted EBITDA of $90 million to $100 million. This lower guidance reflects the expected impact of the delay in the 2017 tax refund season and the recent hurricanes on the revenue and resulting net income and Adjusted EBITDA of the Company.

Conference Call
The Company will host a conference call to discuss its third quarter 2017 financial results on Monday, October 30th at 4:00pm Central Time / 5:00pm Eastern Time. Interested parties may access the conference call live over the phone by dialing 1-877-407-0792 (domestic) or 1-201-689-8263 (international) and requesting the Elevate Third Quarter 2017 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. The conference call will also be webcast live through Elevate’s website at http://www.elevate.com/investors.
An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on November 13, 2017, and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international), and providing the passcode 13671832, or by accessing Elevate’s website.
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1 Based on an average effective APR of 129% for the quarter. This estimate, which has not been independently confirmed, is based on our internal comparison of revenues from our combined loan portfolio and the same portfolio with an APR of 400%, which is the approximate average APR for a payday loan according to the Consumer Financial Protection Bureau, or the "CFPB."

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "could," "would," "estimate," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning. The forward-looking statements include statements regarding: our future financial performance including our outlook for full fiscal year 2017, our perspectives on the fourth quarter of 2017 and our expectations regarding revenue, cost of revenue, growth rate of revenue, cost of borrowing, credit losses, marketing costs, net charge-offs, gross profit or gross margin, operating expenses, operating margins, Adjusted EBITDA and Adjusted EBITDA margin, ability to generate cash flow and ability to achieve and maintain future profitability; the Company’s targeted loan loss provision range of 45%-55%; the Company's targeted customer acquisition cost range of $250-$300; the availability of debt financing, funding sources and disruptions in credit markets; anticipated trends, growth rates, seasonal fluctuations and challenges in our business and in the markets in which we operate; our growth strategies and our ability to effectively manage that growth; our expectations regarding the future expansion of the states in which our products are offered; customer demand for our products; the cost of customer acquisition; the ability of customers to repay loans; interest rates and origination fees on loans; the impact of competition in our industry and innovation by our competitors; the efficacy and cost of our marketing efforts and relationships with marketing affiliates; continued innovation of our analytics platform and our ability to prevent security breaches, disruption in service and comparable events that could compromise the personal and confidential information held in our data systems, reduce the attractiveness of our platform or adversely impact our ability to service loans. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the Company’s limited operating history in an evolving industry; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; scrutiny by regulators and payment processors of certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments; a lack of sufficient debt financing at acceptable prices or disruptions in the credit markets; and other risks related to litigation, compliance and regulation. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's most recent Quarterly Report on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Elevate
Elevate (NYSE: ELVT) has originated $4.9 billion in non-prime credit to more than 1.8 million non-prime consumers to date and has saved its customers more than $2 billion versus the cost of payday loans. Its responsible, tech-enabled online credit solutions provide immediate relief to customers today and help them build a brighter financial future. The company is committed to rewarding borrowers’ good financial behavior with features like interest rates that can go down over time, free financial training and free credit monitoring. Elevate’s suite of groundbreaking credit products includes RISE, Sunny and Elastic. For more information, please visit http://www.elevate.com.

Investor Relations:

Solebury Communications
Sloan Bohlen, (817) 928-1646
investors@elevate.com

or

Media Inquiries:

Vested
Ishviene Arora, (917) 765-8720
elevate@fullyvested.com

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Income Statements
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands, except share and per share amounts)	2017	2016	2017	2016
Revenues	$172,851	$153,920	$479,689	$411,422
Cost of sales:
Provision for loan losses	96,203	91,282	251,293	217,505
Direct marketing costs	20,242	22,912	50,322	50,201
Other cost of sales	5,834	4,958	14,367	12,864
Total cost of sales	122,279	119,152	315,982	280,570
Gross profit	50,572	34,768	163,707	130,852
Operating expenses:
Compensation and benefits	19,502	17,496	60,854	50,180
Professional services	8,618	8,434	25,045	23,098
Selling and marketing	2,042	2,418	6,662	7,810
Occupancy and equipment	3,227	2,928	10,003	8,481
Depreciation and amortization	2,656	2,777	7,657	8,283
Other	1,085	916	3,095	2,466
Total operating expenses	37,130	34,969	113,316	100,318
Operating income (loss)	13,442	(201)	50,391	30,534
Other income (expense):
Net interest expense	(17,261)	(17,090)	(54,602)	(44,798)
Foreign currency transaction gain (loss)	536	(1,543)	2,820	(6,274)
Non-operating income (expense)	(106)	—	2,407	—
Total other expense	(16,831)	(18,633)	(49,375)	(51,072)
Income (loss) before taxes	(3,389)	(18,834)	1,016	(20,538)
Income tax benefit	(3,979)	(2,587)	(4,262)	(2,587)
Net income (loss)	$590	$(16,247)	$5,278	$(17,951)

Basic earnings (loss) per share	$0.01	$(1.25)	$0.17	$(1.40)
Diluted earnings (loss) per share	$0.01	$(1.25)	$0.16	$(1.40)
Basic weighted average shares outstanding	41,717,231	12,976,067	31,211,084	12,858,217
Diluted weighted average shares outstanding	43,158,515	12,976,067	32,660,537	12,858,217

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(dollars in thousands)	September 30, 2017	December 31, 2016
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents*	$53,473	$53,574
Restricted cash	1,640	1,785
Loans receivable, net of allowance for loan losses of $80,972 and $77,451, respectively*	458,584	392,663
Prepaid expenses and other assets*	9,110	11,314
Receivable from CSO lenders	29,736	26,053
Receivable from payment processors*	23,122	19,105
Deferred tax assets, net	37,549	31,197
Property and equipment, net	21,370	16,159
Goodwill	16,027	16,027
Intangible assets, net	2,168	2,304
Total assets	$652,779	$570,181

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities *	$38,437	$31,390
State and other taxes payable	772	1,026
Deferred revenue	29,313	28,970
Notes payable, net*	476,544	493,478
Derivative liability	1,860	1,750
Total liabilities	546,926	556,614
COMMITMENTS, CONTINGENCIES AND GUARANTEES
STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	17	5
Convertible preferred stock; Series A	—	3
Convertible preferred stock; Series B	—	3
Accumulated other comprehensive income	1,857	1,087
Additional paid-in capital	171,739	88,854
Accumulated deficit	(67,760)	(76,385)
Total stockholders’ equity	105,853	13,567
Total liabilities and stockholders’ equity	$652,779	$570,181

* These balances include certain assets and liabilities of a variable interest entity (“VIE”) that can only be used to settle the liabilities of that VIE. All assets of the Company are pledged as security for the Company’s outstanding debt, including debt held by the VIE.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, combined loans receivable and combined loan loss reserve.

Adjusted EBITDA and Adjusted EBITDA margin

In addition to net income determined in accordance with GAAP, Elevate uses certain non-GAAP measures such as “Adjusted EBITDA” and "Adjusted EBITDA margin" in assessing its operating performance. Elevate believes these non-GAAP measures are appropriate measures to be used in evaluating the performance of its business.

Elevate defines Adjusted EBITDA as net income (loss) excluding the impact of income tax benefit or expense, non-operating income or expense, foreign currency transaction gain or loss associated with our UK operations, net interest expense, stock-based compensation expense and depreciation and amortization expense. Elevate defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Management believes that Adjusted EBITDA and Adjusted EBITDA margin are useful supplemental measures to assist management and investors in analyzing the operating performance of the business and provide greater transparency into the results of operations of our core business. Management uses this non-GAAP financial measure frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and gives an additional indication of Elevate’s core operating performance. Elevate includes this non-GAAP financial measure in its earnings announcement in order to provide transparency to its investors and enable investors to better compare its operating performance with the operating performance of its competitors.

Adjusted EBITDA and Adjusted EBITDA margin should not be considered as alternatives to net income (loss) or any other performance measure derived in accordance with GAAP. Our use of Adjusted EBITDA and Adjusted EBITDA margin has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect expected cash capital expenditure requirements for such replacements or for new capital assets;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•
Adjusted EBITDA does not reflect interest associated with notes payable used for funding our customer loans, for other corporate purposes or tax payments that may represent a reduction in cash available to us.

Additionally, Elevate’s definition of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The Company’s Adjusted EBITDA guidance does not include certain charges and costs. The adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods.   The Company is not able to provide a reconciliation of the Company’s non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

The following table presents a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to Elevate’s net income (loss) for the three and nine months ended September 30, 2017 and 2016.

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2017	2016	2017	2016
Net income (loss)	$590	$(16,247)	$5,278	$(17,951)
Adjustments:
Net interest expense	17,261	17,090	54,602	44,798
Stock-based compensation	1,649	616	4,436	1,029
Foreign currency transaction (gains) losses	(536)	1,543	(2,820)	6,274
Depreciation and amortization	2,656	2,777	7,657	8,283
Income tax benefit	(3,979)	(2,587)	(4,262)	(2,587)
Non-operating (income) loss	106	—	(2,407)	—
Adjusted EBITDA	$17,747	$3,192	$62,484	$39,846

Adjusted EBITDA Margin	10.3%	2.1%	13.0%	9.7%

Supplemental Schedules

Revenue by Product

	Three Months Ended September 30, 2017
(dollars in thousands)	US Installment (1)	US Line of Credit(2)	Total Domestic	UK(3)	Total

Average combined loans receivable – principal(4)	$265,075	$215,677	$480,752	$42,700	$523,452
Effective APR	138%	96%	119%	240%	129%
Finance charges	$92,331	$52,261	$144,592	$25,826	$170,418
Other	1,708	604	2,312	121	2,433
Total revenue	$94,039	$52,865	$146,904	$25,947	$172,851

	Three Months Ended September 30, 2016
(dollars in thousands)	US Installment (1)	US Line of Credit(2)	Total Domestic	UK(3)	Total

Average combined loans receivable – principal(4)	$255,378	$121,396	$376,774	$41,270	$418,044
Effective APR	157%	94%	136%	232%	146%
Finance charges	$100,539	$28,722	$129,261	$24,045	$153,306
Other	104	510	614	—	614
Total revenue	$100,643	$29,232	$129,875	$24,045	$153,920

(1) Represents loans and revenue related to our Rise product. Includes loans originated by third-party lenders through the CSO programs, which are not included in our condensed consolidated financial statements.
(2) Represents loans and revenue related to our Elastic product.
(3) Represents loans and revenue related to our Sunny product.
(4) Average combined loans receivable - principal is calculated using daily principal balances. See the 'Non-GAAP Financial Measures' section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

Revenue by Product, Continued

	Nine Months Ended September 30, 2017
(dollars in thousands)	US Installment (1)	US Line of Credit(2)	Total Domestic	UK(3)	Total

Average combined loans receivable – principal(4)	$247,339	$191,006	$438,345	$42,915	$481,260
Effective APR	141%	96%	122%	235%	132%
Finance charges	$261,499	$137,841	$399,340	$75,463	$474,803
Other	3,265	1,385	4,650	236	4,886
Total revenue	$264,764	$139,226	$403,990	$75,699	$479,689

	Nine Months Ended September 30, 2016
(dollars in thousands)	US Installment (1)	US Line of Credit(2)	Total Domestic	UK(3)	Total

Average combined loans receivable – principal(4)	$233,943	$94,561	$328,504	$39,800	$368,304
Effective APR	158%	89%	138%	236%	149%
Finance charges	$277,021	$62,862	$339,883	$70,349	$410,232
Other	179	1,010	1,189	1	1,190
Total revenue	$277,200	$63,872	$341,072	$70,350	$411,422

(1) Represents loans and revenue related to our Rise product. Includes loans originated by third-party lenders through the CSO programs, which are not included in our condensed consolidated financial statements.
(2) Represents loans and revenue related to our Elastic product.
(3) Represents loans and revenue related to our Sunny product.
(4) Average combined loans receivable - principal is calculated using daily principal balances. See the 'Non-GAAP Financial Measures' section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

Loan Loss Reserve by Product

	Three Months Ended September 30, 2017
(dollars in thousands)	US Installment(1)	US Line of Credit(2)	Total Domestic	UK(3)	Total

Combined loan loss reserve(4):
Beginning balance	$41,029	$20,686	$61,715	$8,125	$69,840
Net charge-offs	(46,833)	(24,691)	(71,524)	(8,708)	(80,232)
Provision for loan losses	55,560	31,807	87,367	8,836	96,203
Effect of foreign currency	—	—	—	258	258
Ending balance	$49,756	$27,802	$77,558	$8,511	$86,069
Combined loans receivable(4)(5)	$301,323	$234,853	$536,176	$43,088	$579,264
Combined loan loss reserve as a percentage of ending combined loans receivable	17%	12%	14%	20%	15%
Net charge-offs as a percentage of revenues	50%	47%	49%	34%	46%
Provision for loan losses as a percentage of revenues	59%	60%	59%	34%	56%

	Three Months Ended September 30, 2016
(dollars in thousands)	US Installment(1)	US Line of Credit(2)	Total Domestic	UK(3)	Total

Combined loan loss reserve(4):
Beginning balance	$42,219	$11,558	$53,777	$8,220	$61,997
Net charge-offs	(53,297)	(13,383)	(66,680)	(7,445)	(74,125)
Provision for loan losses	65,009	18,477	83,486	7,796	91,282
Effect of foreign currency	—	—	—	(269)	(269)
Ending balance	$53,931	$16,652	$70,583	$8,302	$78,885
Combined loans receivable(4)(5)	$287,452	$142,943	$430,395	$43,738	$474,133
Combined loan loss reserve as a percentage of ending combined loans receivable	19%	12%	16%	19%	17%
Net charge-offs as a percentage of revenues	53%	46%	51%	31%	48%
Provision for loan losses as a percentage of revenues	65%	63%	64%	32%	59%

(1) Represents loan loss reserve attributable to Rise for the periods ended September 30, 2017 and 2016.
(2) Represents loan loss reserve attributable to Elastic for the periods ended September 30, 2017 and 2016.
(3) Represents loan loss reserve attributable to Sunny for the periods ended September 30, 2017 and 2016.
(4) Not a financial measure prepared in accordance with GAAP. See reconciliation table accompanying this release for a reconciliation of non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP.
(5) Includes loans originated by third-party lenders through the CSO programs, which are not included in our condensed consolidated financial statements.

Loan Loss Reserve by Product, Continued

	Nine Months Ended September 30, 2017
(dollars in thousands)	US Installment(1)	US Line of Credit(2)	Total Domestic	UK(3)	Total

Combined loan loss reserve(4):
Beginning balance	$53,336	$19,389	$72,725	$9,651	$82,376
Net charge-offs	(149,509)	(68,630)	(218,139)	(30,253)	(248,392)
Provision for loan losses	145,929	77,043	222,972	28,321	251,293
Effect of foreign currency	—	—	—	792	792
Ending balance	$49,756	$27,802	$77,558	$8,511	$86,069
Combined loans receivable(4)(5)	$301,323	$234,853	$536,176	$43,088	$579,264
Combined loan loss reserve as a percentage of ending combined loans receivable	17%	12%	14%	20%	15%
Net charge-offs as a percentage of revenues	56%	49%	54%	40%	52%
Provision for loan losses as a percentage of revenues	55%	55%	55%	37%	52%

	Nine Months Ended September 30, 2016
(dollars in thousands)	US Installment(1)	US Line of Credit(2)	Total Domestic	UK(3)	Total

Combined loan loss reserve(4):
Beginning balance	$46,635	$10,016	$56,651	$9,133	$65,784
Net charge-offs	(147,458)	(29,577)	(177,035)	(26,253)	(203,288)
Provision for loan losses	154,754	36,213	190,967	26,538	217,505
Effect of foreign currency	—	—	—	(1,116)	(1,116)
Ending balance	$53,931	$16,652	$70,583	$8,302	$78,885
Combined loans receivable(4)(5)	$287,452	$142,943	$430,395	$43,738	$474,133
Combined loan loss reserve as a percentage of ending combined loans receivable	19%	12%	16%	19%	17%
Net charge-offs as a percentage of revenues	53%	46%	52%	37%	49%
Provision for loan losses as a percentage of revenues	56%	57%	56%	38%	53%

(1) Represents loan loss reserve attributable to Rise for the periods ended September 30, 2017 and 2016.
(2) Represents loan loss reserve attributable to Elastic for the periods ended September 30, 2017 and 2016.
(3) Represents loan loss reserve attributable to Sunny for the periods ended September 30, 2017 and 2016.
(4) Not a financial measure prepared in accordance with GAAP. See reconciliation table accompanying this release for a reconciliation of non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP.
(5) Includes loans originated by third-party lenders through the CSO programs, which are not included in our condensed consolidated financial statements.

Customer Loan Data by Product

	Three Months Ended September 30, 2017
	US Installment(1)	US Line of Credit(2)	Total Domestic	UK(3)	Total
Beginning number of combined loans outstanding	105,309	106,737	212,046	74,291	286,337
New customer loans originated	38,242	34,511	72,753	18,328	91,081
Former customer loans originated	18,725	—	18,725	—	18,725
Attrition	(38,298)	(14,571)	(52,869)	(17,695)	(70,564)
Ending number of combined loans outstanding	123,978	126,677	250,655	74,924	325,579
Customer acquisition cost	$240	$168	$206	$287	$222
Average customer loan balance	$2,269	$1,764	$2,014	$532	$1,673

	Three Months Ended September 30, 2016
	US Installment(1)	US Line of Credit(2)	Total Domestic	UK(3)	Total
Beginning number of combined loans outstanding	111,494	54,114	165,608	65,512	231,120
New customer loans originated	40,242	29,134	69,376	28,694	98,070
Former customer loans originated	20,428	22	20,450	—	20,450
Attrition	(42,640)	(8,079)	(50,719)	(17,731)	(68,450)
Ending number of combined loans outstanding	129,524	75,191	204,715	76,475	281,190
Customer acquisition cost	$278	$141	$221	$265	$234
Average customer loan balance	$2,084	$1,816	$1,986	$535	$1,591

(1) Represents loan activity attributable to Rise for the periods ended September 30, 2017 and 2016.
(2) Represents loan activity attributable to Elastic for the periods ended September 30, 2017 and 2016.
(3) Represents loan activity attributable to Sunny for the periods ended September 30, 2017 and 2016.

Customer Loan Data by Product, Continued

	Nine Months Ended September 30, 2017
	US Installment(1)	US Line of Credit(2)	Total Domestic	UK(3)	Total
Beginning number of combined loans outstanding	121,996	89,153	211,149	78,044	289,193
New customer loans originated	74,174	79,159	153,333	57,189	210,522
Former customer loans originated	52,238	—	52,238	—	52,238
Attrition	(124,430)	(41,635)	(166,065)	(60,309)	(226,374)
Ending number of combined loans outstanding	123,978	126,677	250,655	74,924	325,579
Customer acquisition cost	$302	$166	$232	$259	$239
Average customer loan balance	$2,269	$1,764	$2,014	$532	$1,673

	Nine Months Ended September 30, 2016
	US Installment(1)	US Line of Credit(2)	Total Domestic	UK(3)	Total
Beginning number of combined loans outstanding	118,222	36,487	154,709	68,014	222,723
New customer loans originated	86,205	57,544	143,749	63,568	207,317
Former customer loans originated	63,307	110	63,417	—	63,417
Attrition	(138,210)	(18,950)	(157,160)	(55,107)	(212,267)
Ending number of combined loans outstanding	129,524	75,191	204,715	76,475	281,190
Customer acquisition cost	$283	$146	$228	$274	$242
Average customer loan balance	$2,084	$1,816	$1,986	$535	$1,591

(1) Represents loan activity attributable to Rise for the periods ended September 30, 2017 and 2016.
(2) Represents loan activity attributable to Elastic for the periods ended September 30, 2017 and 2016.
(3) Represents loan activity attributable to Sunny for the periods ended September 30, 2017 and 2016.

Combined Loan Information
The Elastic line of credit product is originated by a third party lender, Republic Bank, which initially provides all of the funding for that product. Republic Bank retains 10% of the balances of all of the loans originated and sells a 90% loan participation in the Elastic lines of credit to a third party SPV, Elastic SPV, Ltd. Elevate is required to consolidate Elastic SPV, Ltd. as a variable interest entity under GAAP and the consolidated financial statements include revenue, losses and loans receivable related to the 90% of Elastic lines of credit originated by Republic Bank and sold to Elastic SPV.
Elevate defines combined loans receivable - principal as loans owned by the Company plus loans originated and owned by third-party lenders pursuant to our CSO programs. In Texas and Ohio, we do not make Rise loans directly, but rather act as a Credit Services Organization (which is also known as a Credit Access Business in Texas), or, collectively, “CSO,” and the loans are originated by an unaffiliated third party. Elevate defines combined loan loss reserve as the loan loss reserve for loans owned by the Company plus the loan loss reserve for loans originated and owned by third-party lenders and guaranteed by the Company. The information presented in the tables below on a combined basis are non-GAAP measures based on a combined portfolio of loans, which includes the total amount of outstanding loans receivable that we own and that are on our condensed consolidated balance sheets plus outstanding loans receivable originated and owned by third parties that we guarantee pursuant to CSO programs in which we participate.
We believe these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the combined loan portfolio on an aggregate basis. We also believe that the comparison of the combined amounts from period to period is more meaningful than comparing only the amounts reflected on our condensed consolidated balance sheets since both revenues and cost of sales as reflected in our condensed consolidated financial statements are impacted by the aggregate amount of loans we own and those CSO loans we guarantee.
Our use of total combined loans and fees receivable has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Rise CSO loans are originated and owned by a third party lender; and

•	Rise CSO loans are funded by a third party lender and are not part of the VPC Facility.
As of each of the period ends indicated, the following table presents a reconciliation of:

•	Loans receivable, net, Company owned (which reconciles to our condensed consolidated balance sheets included elsewhere in this press release);

•	Loans receivable, net, guaranteed by the Company;

•	Combined loans receivable (which we use as a non-GAAP measure); and

•	Combined loan loss reserve (which we use as a non-GAAP measure).

	2016				2017
(dollars in thousands)	Mar 31	Jun 30	Sep 30	Dec 31	Mar 31	Jun 30	Sep 30

Company Owned Loans:
Loans receivable – principal, current, company owned(4)	$255,543	$294,559	$352,595	$387,142	$367,744	$403,944	$450,891
Loans receivable – principal, past due, company owned(4)	34,471	41,475	57,811	57,342	48,007	45,839	61,040
Loans receivable – principal, total, company owned	290,014	336,034	410,406	444,484	415,751	449,783	511,931
Loans receivable – finance charges, company owned	19,045	20,093	22,745	25,630	21,359	21,866	27,625
Loans receivable – company owned	309,059	356,127	433,151	470,114	437,110	471,649	539,556
Allowance for loan losses on loans receivable, company owned	(51,296)	(54,873)	(73,019)	(77,451)	(69,798)	(66,030)	(80,972)
Loans receivable, net, company owned	$257,763	$301,254	$360,132	$392,663	$367,312	$405,619	$458,584
Third Party Loans Guaranteed by the Company:
Loans receivable – principal, current, guaranteed by company(4)	$28,556	$34,748	$35,388	$34,466	$27,841	$30,210	$35,690
Loans receivable – principal, past due, guaranteed by company(4)	2,112	2,911	2,465	2,260	957	1,066	1,267
Loans receivable – principal, total, guaranteed by company(1)	30,668	37,659	37,853	36,726	28,798	31,276	36,957
Loans receivable – finance charges, guaranteed by company(2)	1,541	1,626	3,129	3,772	2,754	2,365	2,751
Loans receivable – guaranteed by company	32,209	39,285	40,982	40,498	31,552	33,641	39,708
Liability for losses on loans receivable, guaranteed by company	(4,296)	(7,124)	(5,866)	(4,925)	(3,565)	(3,810)	(5,097)
Loans receivable, net, guaranteed by company(3)	$27,913	$32,161	$35,116	$35,573	$27,987	$29,831	$34,611
Combined Loans Receivable(3):
Combined loans receivable – principal, current(4)	$284,099	$329,307	$387,983	$421,608	$395,585	$434,154	$486,581
Combined loans receivable – principal, past due(4)	36,583	44,386	60,276	59,602	48,964	46,905	62,307
Combined loans receivable – principal	320,682	373,693	448,259	481,210	444,549	481,059	548,888
Combined loans receivable – finance charges	20,586	21,719	25,874	29,402	24,113	24,231	30,376
Combined loans receivable	$341,268	$395,412	$474,133	$510,612	$468,662	$505,290	$579,264

	2016				2017
(dollars in thousands)	Mar 31	Jun 30	Sep 30	Dec 31	Mar 31	Jun 30	Sep 30

Combined Loan Loss Reserve(3):
Allowance for loan losses on loans receivable, company owned	$(51,296)	$(54,873)	$(73,019)	$(77,451)	$(69,798)	$(66,030)	$(80,972)
Liability for losses on loans receivable, guaranteed by company	(4,296)	(7,124)	(5,866)	(4,925)	(3,565)	(3,810)	(5,097)
Combined loan loss reserve	$(55,592)	$(61,997)	$(78,885)	$(82,376)	$(73,363)	$(69,840)	$(86,069)
(1) Represents loans originated by third-party lenders through the CSO programs, which are not included in our condensed consolidated financial statements.
(2) Represents finance charges earned by third-party lenders through the CSO programs, which are not included in our condensed consolidated financial statements.
(3) Non-GAAP measure.
(4) The Company determined that it had previously misclassified certain loans relating to customers within the 16 day grace period as past due that were in fact current in accordance with our policy. Historical periods have been adjusted accordingly.

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